Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Active Power, Inc. (the “Company”) for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David S. Gino, Vice President, Chief Operating Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13a or 15d, as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David S. Gino
David S. Gino
Vice President, Chief Operating Officer and
Chief Financial Officer (Principal Financial Officer)
July 28, 2004